EXHIBIT 10.18 LEASE AGREEMENT BETWEEN PETULA ASSOCIATES, LTD. AND COMPASS INTERNATIONAL SERVICES


                              TRAMMELL CROW COMPANY


                           COMMERCIAL LEASE AGREEMENT



                             PETULA ASSOCIATES, LTD.
                                                                        LANDLORD

                                       AND

                   COMPASS INTERNATIONAL SERVICES ("COMPASS")

                                                                          TENANT

                                TABLE OF CONTENTS
                                -----------------

                                                                                                     Page No.
                                                                                                     -------
1.       PREMISES, TERM, AND INITIAL IMPROVEMENTS                                                        1

2.       BASE RENT, SECURITY DEPOSIT AND ADDITIONAL RENT                                                 1

3.       TAXES                                                                                           2

4.       LANDLORD'S MAINTENANCE                                                                          3

5.       TENANT'S MAINTENANCE AND REPAIR OBLIGATIONS                                                     3

6.       ALTERATIONS                                                                                     3

7.     SIGNS                                                                                         3

8.     UTILITIES                                                                                     4

9.     INSURANCE BY TENANT                                                                           4

10.    SUBROGATION                                                                                   4

11.    CASUALTY DAMAGE                                                                               5

12.    LIABILITY, INDEMNIFICATION, WAIVER OF SUBROGATION AND NEGLIGENCE                              5

13.    USE                                                                                           5

14.    INSPECTION                                                                                    6

15.    ASSIGNMENT AND SUBLETTING                                                                     6

16.    CONDEMNATION                                                                                  7

17.    SURRENDER OF PREMISES; HOLDING OVER                                                           7

18.    QUIET ENJOYMENT                                                                               7

19.    EVENTS OF DEFAULT                                                                             7

20.    REMEDIES                                                                                      8

21.    LANDLORD'S DEFAULT                                                                            9

22.    MORTGAGES                                                                                     9

23.    ENCUMBRANCES                                                                                  9

24.    MISCELLANEOUS                                                                                 9

25.    NOTICES                                                                                      11

26.    HAZARDOUS WASTE                                                                              11

27.    LANDLORD'S LIEN                                                     12

LIST OF DEFINED TERMS

                                                                        Page No.
Affiliate                                                                   9
Base Rent                                                                   1
Building                                                                    1
Building's Structure                                                        3
Claimant                                                                    8
Collateral                                                                 12
Commencement Date                                                           1
Design Professional                                                       B-1
Environmental Law                                                          11
Event of Default                                                            7
Hazardous Substances                                                       11
HVAC System                                                                 3
Indemnified Parties                                                         5
Initial Improvements                                                        1
Land                                                                        1
Landlord                                                                    1
Landlord's Mortgagee                                                        9
Law                                                                         9
Laws                                                                        9
Lease                                                                       1
Loss                                                                        5
Mortgage                                                                    9
New Premises                                                               10
Operating Expenses                                                          2
Permitted Activities                                                       11
Permitted Materials                                                        11
Plans                                                                     B-1
Premises                                                                    1
Primary Lease                                                               9
Proportionate Share                                                         1
rent                                                                        2
Repair Period                                                               5
       Security Deposit                                                     1

substantial completion                                                       B-1
substantially completed                                                      B-1
Taking                                                                         7
Taxes                                                                          2
Tenant                                                                         1
Tenant Party                                                                   9
Term                                                                           1
Transfer                                                                       6
UCC                                                                           12
Vacation Date                                                                  6

                                                  247,618 Square Feet
                                                  2322 French Settlement
                                                  Suites #100 - 300
                                                  Dallas, Texas 75237
                                                  200170-25 Project #


                                 LEASE AGREEMENT
                                 ---------------


         This Lease Agreement (this "LEASE") is entered into by PETULA ASSOCIATES, LTD. ("LANDLORD"), and COMPASS INTERNATIONAL SERVICES ("COMPASS") ("TENANT").


         1. PREMISES, TERM, AND INITIAL IMPROVEMENTS.

(a) Landlord leases to Tenant, and Tenant leases from Landlord, the space depicted on the floor plan attached as EXHIBIT A-1 (the "PREMISES"), which is part of the approximately 247,618 square foot building (the "BUILDING") located on the real property described on EXHIBIT A (the "LAND"), subject to the terms and conditions in this Lease. If more than one building is now or hereafter on the Land, then all references to "Building" shall collectively refer to all such buildings unless the context otherwise requires. Landlord and Tenant stipulate that, as of the date of this Lease, the size of the Premises is 247,618 square feet and the size of the Building is 247,618 square feet, and Tenant's "PROPORTIONATE SHARE" is 100%. The Proportionate Share shall be adjusted if the size of the Premises or the Building (including the addition of new buildings on the Land) changes.

(b) The Lease term shall be FORTY-NINE (49) months, beginning JANUARY 1, 1999 (the "COMMENCEMENT DATE"), and ending JANUARY 31, 2003 (the "TERM", which defined term shall include all renewals and extensions of the Term); however, if the Commencement Date is not the first day of a calendar month, then the Term shall end FORTY-NINE (49) months after the first day of the first full calendar month of the Term.

(c) If an EXHIBIT B is attached hereto, Landlord shall construct in the Premises the improvements (the "INITIAL IMPROVEMENTS") described on the plans and specifications referenced on EXHIBIT B, and, by occupying the Premises, Tenant shall have accepted the Premises in their condition, subject to completion of any punch-list items relating to the Initial Improvements.

(d) If an EXHIBIT B is not attached hereto, then Tenant accepts the Premises in their "AS-IS" condition; Landlord shall have no obligation to perform or pay for any repair or other work therein; and Tenant shall obtain and deliver to Landlord a certificate of occupancy for the Premises from the appropriate governmental authority.

2. BASE RENT, SECURITY DEPOSIT AND ADDITIONAL RENT.

(a) Tenant shall pay to Landlord "BASE RENT", in advance, without demand, deduction or set off, equal to the following amounts for the following periods of time:

                      Time Period                           Monthly Base Rent
       January 1, 1999 through January 31, 2001                $61,904.50
       February 1, 2001 through January 31, 2003               $63,967.98

The first monthly installment, plus the other monthly charges set forth in section, shall be due on the date hereof; thereafter, monthly installments of Base Rent shall be due on the first day of each calendar month following the Commencement Date. If the Term begins on a day other than the first day of a month or ends on a day other than the last day of a month, the Base Rent and additional rent for such partial month shall be prorated.

(b) Tenant shall deposit with Landlord on the date hereof EIGHTY-TWO THOUSAND FIVE HUNDRED THIRTY-NINE AND 32/100 DOLLARS ($82,539.32) the "SECURITY DEPOSIT"), which shall be held by Landlord to secure Tenant's obligations under this Lease; however, the Security Deposit is not an advance rental deposit or a measure of Landlord's damages for an Event of Default (defined below). Landlord may use any portion of the Security Deposit to satisfy Tenant's unperformed obligations hereunder, without prejudice to any of Landlord's other remedies. If so used, Tenant shall pay Landlord an amount that will restore the Security Deposit to its original amount upon request. In connection with any waiver of a Tenant default or modification of this Lease, Landlord may require that Tenant provide Landlord with an additional amount to be held as part of the Security Deposit. The Security Deposit shall be Landlord's property. The unused portion of the Security Deposit will be returned to Tenant within a reasonable time after the end of the Term, provided that Tenant has fully and timely performed its obligations hereunder throughout the Term.

(c) Tenant shall pay, as additional rent its Proportionate Share of all costs incurred in owning, operating and maintaining the Land and Building and the facilities and services provided for the common use of Tenant and any other tenants of the Building (collectively, "OPERATING EXPENSES"), including the following items: Taxes (defined below) and the cost of any tax consultant employed to assist Landlord in determining the fair tax valuation of the Building and Land; the cost of all utilities used in the Building which are not billed separately to a tenant of the Building for above-Building-standard utility consumption; the cost of insurance; the cost of repairs, replacement, management fees and expenses, landscape maintenance and replacement, security service (if provided), sewer service (if provided), trash service (if provided), and a replacement reserve for capital items; the cost of dues, assessments, and other charges applicable to the Land payable to any property or community owner association under restrictive covenants or deed restrictions to which the Premises are subject; and alterations, additions, and improvements made by Landlord to comply with Law (defined below). On the same day that Base Rent is due, Tenant shall pay to Landlord an amount equal to 1/12 of Landlord's estimate of Tenant's Proportionate Share of annual Operating Expenses. The initial monthly payments are based upon Landlord's estimate of the Operating Expenses for the year in question, and shall be increased or decreased annually to reflect the projected actual Operating Expenses for that year. If Tenant's total payments in respect of Operating Expenses for any year are less than Tenant's Proportionate Share of Operating Expenses for that year, Tenant shall pay the difference to Landlord within ten days after Landlord's request therefor; if such payments are more than Tenant's Proportionate Share of Operating Expenses, Landlord shall retain such excess and credit it against Tenant's future annual payments. Operating Expenses shall not include the following: any costs for interest, amortization, or other payments on loans to Landlord; expenses incurred in leasing or procuring tenants; legal expenses other than those incurred for the general benefit of the Building's tenants; allowances, concessions, and other costs of renovating or otherwise improving space for occupants of the Building or vacant space in the Building; federal income taxes imposed on or measured by the income of Landlord from the operation of the Building; rents under ground leases; and costs incurred in selling, syndicating, financing, mortgaging, or hypothecating any of Landlord's interests in the Building. There shall be no duplication of costs for reimbursements in calculating Operating Expenses. The amounts of the initial monthly Base Rent and Tenant's Proportionate Share of Operating Expenses (and the part thereof attributable to Taxes) are as follows:

         Base Rent (Section)..............................................................       $61,904.50
         Operating Expenses, excluding Taxes (Section)....................................       $10,111.06
                 (Insurance $412.69; CAM 9,698.37)
         Taxes (Sections and).............................................................       $10,523.76

         Total initial monthly payment               $82,539.32
                                                     ==========

(d) If during any year the Building is less than 100% occupied, then, for purposes of calculating Tenant's Proportionate Share of Operating Expenses for that year, the amount of Operating Expenses that fluctuate with Building occupancy shall be "grossed-up" to the amount which, in Landlord's reasonable estimation, they would have been had the Building been 100% occupied for that entire year.

(e) If any payment required of Tenant under this Lease is not paid when due, Landlord may charge Tenant a fee equal to 5% of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency.

(f) All payments and reimbursements required to be made by Tenant under this Lease shall constitute "RENT" (herein so called).

3. TAXES.

(a) Landlord shall pay all taxes, assessments and governmental charges whether federal, state, county, or municipal and whether they are imposed by taxing or management districts or authorities presently existing or hereafter created (collectively, "TAXES") that accrue against the Premises, the Land and the Building. If, during the Term, there is levied, assessed or imposed on Landlord a capital levy or other tax directly on the rent or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon rent, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be included within the term "Taxes". If the Building is occupied by more than one tenant and the cost of any improvements constructed in the Premises is disproportionately higher than the cost of improvements constructed in the premises of other tenants of the Building, then Landlord may require that Tenant pay the amount of Taxes attributable to such improvements in addition to its Proportionate Share of other Taxes.

(b) Tenant shall before delinquency pay all taxes levied or assessed against any personal property, fixtures or alterations placed in the Premises and upon the request of Landlord, deliver to Landlord receipts from the applicable taxing authority or other evidence acceptable to Landlord to verify that such taxes have been paid. If any such taxes are levied or assessed against Landlord or Landlord's property and Landlord pays them or the assessed value of Landlord's property is increased thereby and Landlord pays the increased taxes, then Tenant shall pay to Landlord such taxes within ten days after Landlord's request therefor.

4. LANDLORD'S MAINTENANCE.

(a) This Lease is intended to be a net lease; accordingly, Landlord's maintenance obligations are limited to the replacement of the Building's roof and maintenance of the foundation and structural members of the exterior walls (collectively, the "BUILDING'S STRUCTURE"); however, Landlord shall not be responsible for any such work until Tenant delivers to Landlord written notice of the need therefor or for alterations to the Building's Structure required by Law because of Tenant's use of the Premises (which alterations shall be performed by Tenant). The Building's Structure does not include skylights, windows, glass or plate glass, doors, special store fronts or office entries, all of which shall be maintained by Tenant. Landlord's liability for any defects, repairs, replacement or maintenance for which Landlord is responsible hereunder shall be limited to the cost of performing such work.

(b) Additionally, Landlord shall, at Tenant's expense, maintain the parking areas, driveways, alleys and grounds surrounding the Premises in a clean and sanitary condition, consistent with the operation of a first-class office/warehouse building, including prompt maintenance, repairs and replacements of (1) any drill or spur tract servicing the Premises, (2) the exterior of the Building (including painting), (3) sprinkler systems and sewage lines, and (4) any other items normally associated with the foregoing. Tenant shall promptly notify Landlord of any work required to be performed under this
Section 4.(b), and Landlord shall not be responsible for performing such work until Tenant delivers to Landlord such notice. All costs in performing the work described in this Section 4.(b) shall be included in Operating Expenses.

5. TENANT'S MAINTENANCE AND REPAIR OBLIGATIONS.

(a) Tenant shall maintain all parts of the Premises (except for maintenance work which Landlord is expressly responsible for under Section ) in good condition and promptly make all necessary repairs and replacements to the Premises. Tenant shall repair and pay for any damage caused by a Tenant Party (defined below) or caused by Tenant's default hereunder.

(b) Tenant shall maintain the hot water equipment and the heating, air condition, and ventilation equipment and system (the "HVAC SYSTEM") in good repair and condition and in accordance with Law and with such equipment manufacturers' suggested operation/maintenance service program; such obligation shall include replacement of all equipment necessary to maintain such equipment and system in good working order. Within ten days after the Commencement Date, Tenant shall enter into regularly scheduled preventive maintenance/service contracts for such equipment, each in compliance with Landlord's specifications and otherwise in form and substance and with a contractor reasonably acceptable to Landlord, and deliver copies thereof to Landlord. At least 14 days before the end of the Term, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the hot water equipment and the HVAC System are then in good repair and working order.

(6) ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord. Landlord shall not be required to notify Tenant of whether it consents to any alteration, addition or improvements until it has received plans and specifications therefor which are sufficiently detailed to allow construction of the work depicted thereon to be performed in a good and workmanlike manner, and has had a reasonable opportunity to review them. If the alteration, addition or improvement will affect the Building's Structure, HVAC System, or mechanical, electrical, or plumbing systems, then the plans and specifications therefor must be prepared by a licensed engineer reasonably acceptable to Landlord. Landlord's approval of any plans and specifications shall not be a representation that the plans or the work depicted thereon will comply with law or be adequate for any purpose, but shall merely be Landlord's consent to performance of the work. Upon completion of any alteration, addition, or improvement, Tenant shall deliver to Landlord accurate, reproducible as-built plans therefor. Tenant may erect shelves, bins, machinery and trade fixtures provided that such items do not alter the basic character of the Premises or the Building; do not overload or damage the same; and may be removed without damage to the Premises. Unless Landlord specifies in writing otherwise, all alterations, additions, and improvements shall be Landlord's property when installed in the Premises. All work performed by a Tenant Party in the Premises (including that relating to the installations, repair, replacement, or removal of any item) shall be performed in accordance with Law and with Landlord's specifications and requirements, in a good and workmanlike manner, and so as not to damage or alter the Building's Structure or the Premises. In connection with any such alteration, addition, or improvement, Tenant shall pay to Landlord an administration fee of 10% of all costs incurred for such work.

7. SIGNS. Tenant shall not place, install or attach any signage, decorations, advertising media, blinds draperies, window treatments, bars, or security installations to the Premises or the Building without Landlord's prior written approval. Tenant shall repair, paint, and/or replace any portion of the Premises or the Building damaged or altered as a result of its signage when it is removed (including, without limitation, any discoloration of the Building). Tenant shall not make any changes to the exterior of the Premises or the Building, install any exterior lights, decorations, balloons, flags, pennants, banners or paintings, or erect or install any signs, windows or door lettering, decals, window or storefront stickers, placards, decorations or advertising media of any type that is visible from the exterior of the Premises without Landlord's prior written consent. Landlord shall not be required to notify Tenant of whether it consents to any sign until it has received detailed, to-scale drawings thereof specifying design, material composition, color scheme, and method of installation, and has had a reasonable opportunity to review them.

8. UTILITIES. Tenant shall obtain and pay for all water, gas, electricity, heat, telephone, sewer, sprinkler charges and other utilities and services used at the Premises, together with any taxes, penalties, surcharges, maintenance charges, and the like pertaining to the Tenant's use of the Premises. Landlord may, at Tenant's expense, separately meter and bill Tenant directly for its use of any such utility service, in which case, the amount separately billed to Tenant for Building-standard utility service shall not be duplicated in Tenant's obligation to pay additional rent under Section . Landlord shall not be liable for any interruption or failure of utility service to the Premises. All amounts due from Tenant under this Section shall be payable within ten days after Landlord's request therefor.

9. INSURANCE BY TENANT. Tenant shall, during the Lease Term, procure at its expense and keep in force the following insurance:

(a) Commercial general liability insurance naming the Landlord as an additional insured against any and all claims for bodily and property damage occurring in, or about the Premises arising out of Tenant's use and occupancy of the Premises. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess umbrella liability insurance in the amount of Two Million Dollars. If the Tenant has other locations that it owns or leases the policy shall include an aggregate limit per location endorsement. Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord's insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this lease.

(b) Personal property insurance insuring all equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises for perils covered by the causes of loss - special form (all risk) [and in addition, coverage for flood, earthquake and boiler and machinery (if applicable)]. Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing.

(c) Workers' compensation insurance in accordance with statutory law and employers' liability insurance with a limit of not less than One Hundred Thousand ($100,000) per accident, Five Hundred Thousand ($500,000) disease, policy limit and One Hundred Thousand ($100,000) disease, each employee.

(d) Such other insurance as Landlord deems necessary and prudent or required by Landlord's beneficiaries or mortgagees of any deed of trust or mortgage encumbering the Premises.

The policies required to be maintained by Tenant shall be with companies rated AX or better in the most current issue of Best's Insurance Reports. Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the USA. [Any deductible amounts under any insurance policies required hereunder shall not exceed $1,000.] Certificates of insurance [(certified copies of the policies may be required)] shall be delivered to Landlord prior to the commencement date and annually thereafter at least thirty
(30) days prior to the expiration date of the old policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease. Each policy of insurance shall provide notification to Landlord at least thirty (30) days prior to any cancellation or modification to reduce the insurance coverage.

[In the event Tenant does not purchase the insurance required by this Lease or keep the same in full force and effect, Landlord may, but shall not be obligated to purchase the necessary insurance and pay the premium. The Tenant shall repay to Landlord, as additional rent, the amount so paid promptly upon demand. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as additional rent, any and all reasonable expenses (including attorneys' fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain such insurance.]

10. SUBROGATION. Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties' property, to the extent that such loss or damage is insured by an insurance policy required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer whereby the insurer waives its rights of subrogation against the other party. The provisions of this clause shall not apply in those instances in which waiver of subrogation would cause either party's insurance coverage to be voided or otherwise made uncollectible.

11. CASUALTY DAMAGE.

(a) Tenant immediately shall give written notice to Landlord of any damage to the Premises or the Building. If the Premises or the Building are totally destroyed by an insured peril, or so damaged by an insured peril that, in Landlord's estimation, rebuilding or repairs cannot be substantially completed within 180 days after the date of Landlord's actual knowledge of such damage, then either Landlord or (if a Tenant Party did not cause such damage) Tenant may terminate this Lease by delivering to the other written notice thereof within 30 days after such damage, in which case, the rent shall be abated during the unexpired portion of this Lease, effective upon the date such damage occurred. Time is of the essence with respect to the delivery of such notices.

(b) Subject to Section , if this Lease is not terminated under Section , then Landlord shall restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements or personal property required to be covered by Tenant's insurance under Section . If the Premises are untenantable, in whole or in part, during the period beginning on the date such damage occurred and ending on the date of substantial completion of Landlord's repair or restoration work (the "REPAIR PERIOD"), then the rent for such period shall be reduced to such extent as may be fair and reasonable under the circumstances and the Term shall be extended by the number of days in the Repair Period.

(c) If the Premises are destroyed or substantially damaged by any peril not covered by the insurance maintained by Landlord or any Landlord's Mortgagee (defined below) requires that insurance proceeds be applied to the indebtedness secured by its Mortgage (defined below) or to the Primary Lease (defined below) obligations, Landlord may terminate this Lease by delivering written notice of termination to Tenant within 30 days after such destruction or damage or such requirement is made known by any such Landlord's Mortgagee, as applicable, whereupon all rights and obligations hereunder shall cease and terminate, except for any liabilities of Tenant which accrued before this Lease is terminated.

12. LIABILITY, INDEMNIFICATION, WAIVER OF SUBROGATION AND NEGLIGENCE.

(a) Subject to Section , Tenant shall indemnify, defend, and hold harmless Landlord, its successors, assigns, agents, employees, contractors, partners, directors, officers and affiliates (collectively, the "INDEMNIFIED PARTIES") from and against all fines, suits, losses, costs, liabilities, claims, demands, actions and judgments of every kind or character arising from Tenant's failure to perform its covenants hereunder, recovered from or asserted against any of the Indemnified Parties on account of any Loss (defined below) to the extent that any such Loss may be incident to, arise out of, or be caused, either proximately or remotely, wholly or in part, by a Tenant Party or any other person entering upon the Premises under or with a Tenant Party's express or implied invitation or permission, arising from or out of the occupancy or use by a Tenant Party or arising from or out of any occurrence in the Premises, howsoever caused, or suffered by, recovered from or asserted against any of the Indemnified Parties by the employees, agents, contractors, or invitees of Tenant or its subtenants or assignees, REGARDLESS OF WHETHER LANDLORD'S NEGLIGENCE CAUSED SUCH LOSS OR DAMAGE. HOWEVER, SUCH INDEMNIFICATION OF THE INDEMNIFIED PARTIES BY TENANT SHALL NOT BE APPLICABLE IF SUCH LOSS, DAMAGE, OR INJURY IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY OF ITS DULY AUTHORIZED AGENTS OR EMPLOYEES.

(b) Landlord shall not be liable to Tenant or those claiming by, through, or under Tenant for any injury to or death of any person or persons or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a "LOSS") caused by casualty, theft, fire, third parties, or any other matter (including Losses arising through repair or alteration of any part of the Building, or failure to make repairs, or from any other cause), REGARDLESS OF WHETHER THE NEGLIGENCE OF EITHER PARTY CAUSED SUCH LOSS IN WHOLE OR IN PART. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy maintained by it that covers the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or is required to be insured against by the waiving party under the terms hereof, REGARDLESS OF WHETHER THE NEGLIGENCE OR FAULT OF THE OTHER PARTY CAUSED SUCH LOSS; HOWEVER, LANDLORD'S WAIVER SHALL NOT APPLY TO ANY DEDUCTIBLE AMOUNTS MAINTAINED BY LANDLORD UNDER ITS INSURANCE. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

13. USE.

(a) The Premises shall be used only for receiving, storing, shipping and selling products, materials and merchandise made or distributed by Tenant and for such other lawful purposes as may be incidental thereto; however, no retail sales may be made from the Premises. Tenant shall not use the Premises to receive, store or handle any product, material or merchandise that is explosive or highly inflammable or hazardous. Outside storage is prohibited. Tenant shall be solely responsible for complying with all Laws applicable to the use, occupancy, and condition of the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations to emanate from the Premises; nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any other person; nor permit the Premises to be used for any purpose or in any manner that would void the insurance thereon, increase the insurance risk, or cause the disallowance of any sprinkler credits. Tenant shall pay to Landlord on demand any increase in the cost of any insurance on the Premises or the Building incurred by Landlord, which is caused by Tenant's use of the Premises or because Tenant vacates the Premises.

(b) Tenant and its employees and invitees shall have the non-exclusive right to use, in common with others, any parking areas associated with the Premises which Landlord has designated for such use, subject to such reasonable rules and regulations as Landlord may promulgate from time to time and rights of ingress and egress of other tenants and their employees, agents and invitees. Landlord shall not be responsible for enforcing Tenant's parking rights against third parties.

14. INSPECTION. Landlord and Landlord's agents and representatives may enter the Premises during business hours to inspect the Premises; to make such repairs as may be required or permitted under this Lease; to perform any unperformed obligations of Tenant hereunder; and to show the Premises to prospective purchasers, mortgagees, ground lessors, and (during the last 12 months of the Term) tenants. During the last 12 months of the Term, Landlord may erect a sign on the Premises indicating that the Premises are available. Tenant shall notify Landlord in writing of its intention to vacate the Premises at least 60 days before Tenant will vacate the Premises; such notice shall specify the date on which Tenant intends to vacate the Premises (the "VACATION DATE"). At least 30 days before the Vacation Date, Tenant shall arrange to meet with Landlord for a joint inspection of the Premises. After such inspection, Landlord shall prepare a list of items that Tenant must perform before the Vacation Date. If Tenant fails to arrange for such inspection, then Landlord may conduct such inspection and Landlord's determination of the work Tenant is required to perform before the Vacation Date shall be conclusive. If Tenant fails to perform such work before the Vacation Date, then Landlord may perform such work at Tenant's cost. Tenant shall pay all costs incurred by Landlord in performing such work within ten days after Landlord's request therefor.

15. ASSIGNMENT AND SUBLETTING.

(a) Tenant shall not, without the prior written consent of Landlord, advertise that any portion of the Premises is available for lease or cause or allow any such advertisement, assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, sublet any portion of the Premises, grant any license, concession, or other right of occupancy of any portion of the Premises, or permit the use of the Premises by any parties other than Tenant (any of the events listed in Sections through being a "TRANSFER"). If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Tenant shall reimburse Landlord for its reasonable attorneys' fees and other expenses incurred in connection with considering any request for its consent to a Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant's obligations hereunder (however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor) and, in the case of an assignment and subletting, Tenant shall pay to Landlord's leasing contractor a commission therefor equal to 6% of the consideration payable in respect thereof. Landlord's consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Tenant's rent obligations. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so.

(b) Landlord may, within 30 days after submission of Tenant's written request for Landlord's consent to a Transfer, cancel this Lease (or, as to a subletting or assignment, cancel as to the portion of the Premises proposed to be sublet or assigned) as of the date the proposed Transfer was to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

(c) Tenant hereby assigns, transfers and conveys all consideration received by Tenant under any Transfer, which are in excess of the rents payable by Tenant under this Lease, and Tenant shall hold such amounts in trust for Landlord and pay them to Landlord within ten days after receipt.

16. CONDEMNATION. If more than 50% of the Premises is taken for any public or quasi-public use by right of eminent domain or private purchase in lieu thereof (a "TAKING "), and the Taking prevents or materially interferes with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, either party may terminate this Lease by delivering to the other written notice thereof within 30 days after the Taking, in which case rent shall be abated during the unexpired portion of the Term, effective on the date of such Taking. If less than 50% of the Premises are subject to a Taking or more than 50% of the Premises are subject to a Taking, but the Taking does not prevent or materially interfere with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, then neither party may terminate this Lease, but the rent payable during the unexpired portion of the Term shall be reduced to such extent as may be fair and reasonable under the circumstances. All compensation awarded for any Taking shall be the property of Landlord and Tenant assigns any interest it may have in any such award to Landlord; however, Landlord shall have no interest in any award made to Tenant for loss of business or goodwill or for the taking of Tenant's trade fixtures, if a separate award for such items is made to Tenant.

17. SURRENDER OF PREMISES; HOLDING OVER.

(a) No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the end of the Term or the termination of Tenant's right to possess the Premises, Tenant shall deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (subject however to Tenant's maintenance obligations) excepted, and with the HVAC System and hot water equipment, light and light fixtures (including ballasts), and overhead doors and related equipment in good working order, deliver to Landlord all keys to the Premises, and remove all signage placed on the Premises, the Building, or the Land by or at Tenant's request. All fixtures, alterations, additions, and improvements (whether temporary or permanent) shall be Landlord's property and shall remain on the Premises except as provided in the next two sentences. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). Additionally, Tenant shall remove such alterations, additions, improvements, fixtures, equipment, wiring, furniture, and other property as Landlord may request, provided such request is made within six months after the end of the Term. All items not so removed shall, at the option of Landlord, be deemed abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items and Tenant shall pay for the costs incurred by Landlord in connection therewith. Any such disposition shall not be considered a strict foreclosure or other exercise of Landlord's rights in respect of the security interest granted under Section . All work required of Tenant under this Section shall be coordinated with Landlord and be done in a good and workmanlike manner, in accordance with all Laws, and so as not to damage the Building or unreasonably interfere with other tenants' use of their premises. Tenant shall, at its expense, repair all damage caused by any work performed by Tenant under this Section .

(b) If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a Tenant at will and Tenant shall pay, in addition to the other rent due hereunder, a daily base rental equal to 200% of the daily Base Rent payable during the last month of the Term. Additionally, Tenant shall defend, indemnify, and hold harmless Landlord from any damage, liability and expense (including attorneys' fees and expenses) incurred because of such holding over. No payments of money by Tenant to Landlord after the Term shall reinstate, continue or extend the Term, and no extension of this Term shall be valid unless it is in writing and signed by Landlord and Tenant.

18. QUIET ENJOYMENT. Provided Tenant has fully performed its obligations under this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise.

19. EVENTS OF DEFAULT. Each of the following events shall constitute an "EVENT OF DEFAULT" under this Lease:

(a) Tenant fails to pay any rent when due or any payment or reimbursement required under any other lease with Landlord when due, and in either case such failure continues for a period of five days from the date such payment was due.

(b) The filing of a petition by or against Tenant or any guarantor of Tenant's obligations hereunder in any bankruptcy or other insolvency proceeding; seeking any relief under any debtor relief Law; for the appointment of a liquidator, receiver, trustee, custodian, or similar official for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or for reorganization or modification of Tenant's capital structure (however, if any such petition is filed against Tenant, then the filing of such petition shall not constitute an Event of Default, unless it is not dismissed within 45 days after the filing thereof).

(c) Tenant vacates all or a substantial portion of the Premises or fails to continuously operate its business at the Premises for the permitted use set forth herein.

(d) Tenant fails to discharge any lien placed upon the Premises in violation of Section within five days after any such lien or encumbrance is filed against the Premises.

(e) Tenant fails to comply with any term, provision or covenant of this Lease (other than those listed in this Section ), and such failure continues for 20 days after written notice thereof to Tenant.

20. REMEDIES.

(a) Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by Law, take any of the following actions:

         (i) Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of all rent accrued hereunder through the date of termination, all amounts due under Section , and an amount equal to the total rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Prime Rate" as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates", minus the then present fair rental value of the Premises for such period, similarly discounted; or

         (ii) Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord all rent and other amounts accrued hereunder to the date of termination of possession, all amounts due from time to time under Section , and all rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period; however, Landlord shall not be obligated to relet the Premises and shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for a reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section . If Landlord elects to proceed under this Section , it may at any time elect to terminate this Lease under Section .

Additionally, without notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

(b) Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in obtaining possession of the Premises, removing and storing Tenant's or any other occupant's property, repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), performing Tenant's obligations which Tenant failed to perform, and enforcing, or advising Landlord of, its rights, remedies, and recourses. Landlord's acceptance of rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. Landlord's receipt of rent with knowledge of any default by Tenant hereunder shall not be a waiver of such default, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless set forth in writing and signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term or violation of any other term. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right to keep in place and use or remove and store, at Tenant's expense, all of the furniture, fixtures, equipment and other property in the Premises, including that which is owned by or leased to Tenant at all times before any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord may relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (a "CLAIMANT") who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of the instrument. Landlord may, at its option and without prejudice to or waiver of any rights it may have, escort Tenant to the Premises to retrieve any personal belongings of Tenant and/or its employees not covered by the Landlord's statutory lien or the security interest described in Section or obtain a list from Tenant of the personal property of Tenant and/or its employees that is not covered by the Landlord's statutory lien or the security interest described in Section , and make such property available to Tenant and/or Tenant's employees; however, Tenant first shall pay in cash all costs and estimated expenses to be incurred in connection with the removal of such property and making it available. The rights of

Landlord herein stated are in addition to any and all other rights that Landlord has or may hereafter have at law or in equity, and Tenant agrees that the rights herein granted Landlord are commercially reasonable.

21. LANDLORD'S DEFAULT. If Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure, Tenant's exclusive remedy shall be an action for damages. Unless Landlord fails to so cure such default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. Liability of Landlord to Tenant for any default by Landlord, shall be limited to actual, direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building and the Land, and neither Landlord nor Landlord's owners shall have any personal liability therefor.

22. MORTGAGES.

(a) This Lease shall be subordinate to any deed of trust, mortgage or other security instrument (a "MORTGAGE"), and any ground lease, master lease, or primary lease (a "PRIMARY LEASE") that now or hereafter covers any portion of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as "LANDLORD'S MORTGAGEE"), and to increases, renewals, modifications, consolidations, replacements, and extensions thereof. However, any Landlord's Mortgagee may elect to subordinate its Mortgage or Primary Lease (as the case may be) to this Lease by delivering written notice thereof to Tenant. The provisions of this Section shall be self-operative, and no further instrument shall be required to effect such subordination; however, Tenant shall from time to time within ten days after request therefor, execute any instruments that may be required by any Landlord's Mortgagee to evidence the subordination of this Lease to any such Mortgage or Primary Lease. If Tenant fails to execute the same within such ten-day period, Landlord may execute the same as attorney-in-fact for Tenant.

(b) Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

(c) Notwithstanding any such attornment or subordination of a Mortgage or Primary Lease to this Lease, the Landlord's Mortgagee shall not be liable for any acts of any previous landlord, shall not be obligated to install the Initial Improvements, and shall not be bound by any amendment to which it did not consent in writing nor any payment of rent made more than one month in advance.

23. ENCUMBRANCES. Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind Landlord's property or the interest of Landlord or Tenant in the Premises or to charge the rent for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall pay or cause to be paid all sums due for any labor performed or materials furnished in connection with any work performed on the Premises by or at the request of Tenant. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises.

24. MISCELLANEOUS.

(a) Words of any gender used in this Lease shall include any other gender, and words in the singular shall include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way affect the interpretation of this Lease. The following terms shall have the following meanings: "LAWS" shall mean all federal, state, and local laws, rules, and regulations; all court orders, governmental directives, and governmental orders; and all restrictive covenants affecting the Property, and "LAW" shall mean any of the foregoing; "AFFILIATE" shall mean any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question; and "TENANT PARTY" shall include Tenant, any assignees claiming by, through, or under Tenant, any subtenants claiming by, through, or under Tenant, and any of their respective agents, contractors, employees, and invitees.

(b) Landlord may transfer and assign, in whole or in part, its rights and obligations in the Building and property that are the subject to this Lease, in which case Landlord shall have no further liability hereunder. Each party shall furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

(c) Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of Landlord.

(d) Tenant shall, from time to time, within ten days after request of Landlord, deliver to Landlord, or Landlord's designee, a certificate of occupancy for the Premises, financial statements for itself and any guarantor of its obligations hereunder, evidence reasonably satisfactory to Landlord that Tenant has performed its obligations under this Lease (including evidence of the payment of the Security Deposit), and an estoppel certificate stating that this Lease is in full effect, the date to which rent has been paid, the unexpired Term and such other factual matters pertaining to this Lease as may be requested by Landlord. Tenant's obligation to furnish the above-described items in a timely fashion is a material inducement for Landlord's execution of this Lease. If Tenant fails to execute any such estoppel certificate within such ten-day period, Landlord may do so as attorney-in-fact for Tenant.

(e) This Lease constitutes the entire agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

(f) All obligations of Tenant hereunder not fully performed by the end of the Term shall survive, including, without limitation, all payment obligations with respect to Taxes and insurance and all obligations concerning the condition and repair of the Premises. Upon the end of the Term and before Tenant vacates the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises in good condition and repair, reasonable wear and tear excluded. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for Operating Expenses for the year in which the Term ends. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be. Any Security Deposit held by Landlord may be credited against the amount due by Tenant under this Section .

(g) Landlord may at any time during the Term, at Landlord's expense, remove Tenant from the Premises and relocate Tenant to other space in the Building or any other building owned or managed by Landlord in the vicinity of the Building (the "NEW PREMISES"), which is approximately the same dimensions and size and is improved in such a manner so that the New Premises shall be comparable in its interior design and decoration to the Premises; however, if Landlord exercises Landlord's election to relocate Tenant to the New Premises, then Tenant shall not be required to pay a higher Base Rent for the New Premises. Nothing herein contained shall relieve Tenant, or imply that Tenant is relieved, of the liability for or obligation to pay any additional rent due by reason of any of the other provisions of this Lease, which provisions shall be applied to the New Premises. Landlord's election to relocate Tenant shall not terminate this Lease or release Tenant, in whole or in part, from Tenant's obligation to perform its obligations hereunder for the full Term. If any such relocation occurs, this Lease shall continue in full force with no change in the terms or conditions hereof other than the substitution of the New Premises for the Premises specified in Section , and if the size of the New Premises differs from the Premises, the Proportionate Share shall be adjusted. Upon request from Landlord, Tenant shall execute an amendment to this Lease reflecting such changes.

(h) If any provision of this Lease is illegal, invalid or unenforceable, then the remainder of this Lease shall not be affected thereby, and in lieu of each such provision, there shall be added, as a part of this Lease, a provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

(i) All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

(j) Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent other than GARY McCURLEY in connection with this Lease. Tenant and Landlord shall each indemnify the other against all costs, attorneys' fees, and other liabilities for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

(k) If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying an individual at a specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant," respectively, shall be bound by notices given in accordance with the provisions of Section to the same effect as if each had received such notice.

(l) The terms and conditions of this Lease are confidential and Tenant shall not disclose the terms of this Lease to any third party except as may be required by law or to enforce its rights hereunder.

(m) Tenant shall pay interest on all past-due rent from the date due until paid at the maximum lawful rate. In no event, however, shall the charges permitted under this Section or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

25. NOTICES. Each provision of this instrument or of any applicable Laws and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment hereunder shall be deemed to be complied with when and if the following steps are taken:

(a) All rent shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent shall not be deemed satisfied until such rent has been actually received by Landlord.

(b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

(c) Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered upon the earlier to occur of tender of delivery (in the case of a hand-delivered notice), deposit in the United States Mail, postage prepaid, Certified Mail, or receipt by facsimile transmission, in each case, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith. If Landlord has attempted to deliver notice to Tenant at Tenant's address reflected on Landlord's books but such notice was returned or acceptance thereof was refused, then Landlord may post such notice in or on the Premises, which notice shall be deemed delivered to Tenant upon the posting thereof.

26. HAZARDOUS WASTE. The term "HAZARDOUS SUBSTANCES," as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any "ENVIRONMENTAL LAW," which term shall mean any Law relating to health, pollution, or protection of the environment. Tenant hereby agrees that no activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant's business activities (the "PERMITTED ACTIVITIES") provided such Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; the Premises will not be used in any manner for the storage of any Hazardous Substances except for any temporary storage of such materials that are used in the ordinary course of Tenant's business (the "PERMITTED MATERIALS") provided such Permitted Materials are properly stored in a manner and location satisfying all Environmental Laws and approved in advance in writing by Landlord; no portion of the Premises will be used as a landfill or a dump; Tenant will not install any underground tanks of any type; Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; and Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed by Tenant, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. If at any time during or after the Term, the Premises are found to be so contaminated or subject to such conditions, Tenant shall defend, indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Tenant. Unless expressly identified on an addendum to this Lease, as of the date hereof there are no "Permitted Activities" or "Permitted Materials" for purposes of the foregoing provision and none shall exist unless and until approved in writing by the Landlord. Landlord may enter the Premises and conduct environmental inspections and tests therein as it may require from time to time, provided that Landlord shall use reasonable efforts to minimize the interference with Tenant's business. Such inspections and tests shall be conducted at Landlord's expense, unless they reveal the presence of Hazardous Substances (other than Permitted Materials) or that Tenant has not complied with the requirements set forth in this Section , in which case Tenant shall reimburse Landlord for the cost thereof within ten days after Landlord's request therefor.

27. LANDLORD'S LIEN. In addition to the statutory landlord's lien, Tenant grants to Landlord, to secure performance of Tenant's obligations hereunder, a security interest in all goods, inventory, equipment, fixtures, furniture, improvements, chattel paper, accounts, and general intangibles, and other personal property of Tenant now or hereafter situated on or relating to Tenant's use of the Premises, and all proceeds therefrom (the "COLLATERAL"), and the Collateral shall not be removed from the Premises without the consent of Landlord until all obligations of Tenant have been fully performed. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded a secured party under the Uniform Commercial Code of the State in which the Building is located (the "UCC"). In connection with any public or private sale under the UCC, Landlord shall give Tenant five-days' prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made, which is agreed to be a reasonable notice of such sale or other disposition. Tenant grants to Landlord a power of attorney to execute and file any financing statement or other instrument necessary to perfect Landlord's security interest under this Section , which power is coupled with an interest and is irrevocable during the Term. Landlord may also file a copy of this Lease or this provision as a financing statement to perfect its security interest in the Collateral.

(1) TENANT ACKNOWLEDGES THAT IT HAS INSPECTED AND ACCEPTS THE PREMISES IN AN "AS IS, WHERE IS" CONDITION, THE BUILDINGS AND IMPROVEMENTS COMPRISING THE SAME ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES ARE LEASED AND LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, THE PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE PREMISES HAVE BEEN MADE BY LANDLORD (UNLESS AND EXCEPT AS MAY BE SET FORTH IN EXHIBIT B ATTACHED TO THIS LEASE, IF ONE SHALL BE ATTACHED, OR AS IS OTHERWISE EXPRESSLY SET FORTH IN THIS LEASE), AND THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE PREMISES. (2)

         Executed by Tenant on __________, 1998.

                                   TENANT:

                                   COMPASS INTERNATIONAL SERVICES
                                   ("COMPASS")


                                   By:
                                   Name:
                                   Title:
                                   Address:



                                   Telephone:
                                   Fax:

         Executed by Landlord on __________, 1998.

                                   LANDLORD:

                                   PETULA ASSOCIATES, LTD.


                                   By:
                                   Name:
                                   Title:

                                   By:
                                   Name:
                                   Title:
                                   Address: c/o Trammell Crow Dallas/Fort Worth
                                            2200 Ross Avenue, Suite 3700
                                            Dallas, TX 75201


                                   Telephone:
                                   Fax:

                                    RIDER ONE


     28. NO OFFER. The submission of this Lease to Tenant shall not be construed as an offer to enter into this Lease. Tenant shall have no rights under this Lease or in or to the Premises, unless and until Landlord has executed a copy of this Lease and delivered it to Tenant.

   29. CONTINGENCY. This Lease is solely contingent upon FootStar Corporation (successor in interest to FootAction, Inc.) entering into a fully executed Termination Agreement with Petula Associates, Ltd, in which FootStar agrees to vacate the premises on or before midnight, December 31, 1998.

   30. TENANT IMPROVEMENTS. Landlord agrees to provide Tenant Improvements to Tenant consisting of new paint and carpet to all existing office areas of the Premises.

    31. SECURITY SYSTEM. Tenant will gain possession and ownership of all security system equipment located inside the Premises which is currently owned by the previous Tenant (FootStar Corporation, successor in interest to FootAction, Inc.) and more specifically described on Exhibit "B-1".

                                    EXHIBIT B

(a) Landlord shall diligently perform the work described in Paragraph 30 of the Rider portion of this Lease; however, if Landlord is unable to substantially complete such work by the Commencement Date set forth in Section of this Lease, then Landlord shall not be liable for damages therefor and Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant in a substantially completed condition and, except as provided below, Tenant's obligation to pay Base Rent and additional rent under Section of this Lease shall be waived until Landlord tenders possession of the Premises to Tenant in a substantially completed condition, and the Term shall be extended by the number of days in the period beginning with the Commencement Date set forth in Section of this Lease and ending on the date Landlord tenders possession of the Premises to Tenant (which date will then be the "Commencement Date").

(b) The term "SUBSTANTIAL COMPLETION" or "SUBSTANTIALLY COMPLETED" shall mean that, in the opinion of the contractor performing the work, the Initial Improvements have been completed substantially , subject to completion of minor punch list items. As soon as the Initial Improvements have been substantially completed, Landlord shall notify Tenant in writing that the Commencement Date has occurred. Within ten days thereafter, Tenant shall submit to Landlord in writing a punch list of items needing completion or correction. Landlord shall use commercially reasonable efforts to complete such items within 30 days after it receives such notice. If Tenant or its employees, agents or contractors delay completion of the Initial Improvements, then the Commencement Date shall be the date that, in the contractor's opinion, substantial completion would have occurred had such delays not occurred.

                                    EXHIBIT C

                           WAIVER OF RIGHTS UNDER THE
               DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT
               ---------------------------------------------------

Pursuant to, and to the extent permitted by Section 17.42 of the Texas Deceptive Trade Practices -Consumer Protection Act (Tex. Bus. & Com. Code Ann. Sec.17.41, et. seq.), Landlord and Tenant hereby agree that the Texas Deceptive Trade Practices - Consumer Protection Act is waived and shall have no applicability to this Lease, except that such waiver shall not apply to Section 17.555 of such Act.

                                    LANDLORD:

                                    PETULA ASSOCIATES, LTD.


                                    By:
                                    Name:
                                    Title:


                                    By:
                                    Name:
                                    Title:


                                    TENANT:

                                    COMPASS INTERNATIONAL SERVICES
                                    ("COMPASS")


                                    By:
                                    Name:
                                    Title:


                                    TENANT'S LEGAL COUNSEL:




                                    By:
                                    Name:
                                    Title: